Voting Results of Special Meeting of Shareholders

At a Special Meeting of Shareholders of the Trust (the "Meeting") held on March 21, 2000, the following actions were taken:

(1) The following individuals were elected to serve on the Board of Trustees by the shareholders of all Portfolios of the Trust voting together in the aggregate:

                                              Number of
                                Number of       Votes
Name of Trustee                 Votes For      Withheld

Richard G. Cline              6,637,761,713    38,398,295
Edward J. Condon, Jr.         6,637,761,713    38,398,295
Wesley M. Dixon, Jr.          6,587,683,995    88,476,012
Willaim J. Dolan, Jr.         6,637,761,713    38,398,295
John W. English               6,637,761,713    38,398,295
Raymond E. George, Jr.        6,637,761,713    38,398,295
Sandra Polk Guthman           6,637,761,713    38,398,295
Michael E. Murphy             6,637,761,713    38,398,295
Mary Jacobs Skinner           6,636,834,594    39,325,414
William H. Springer           6,587,685,010    88,474,997
Richard P. Strubel            6,637,761,713    38,398,295
Stephen B. Timbers            6,637,761,713    38,398,295

(2) The approval of the selection of Ernst & Young LLP as the Trust's independent auditors for the fiscal year ending November 30, 2000 was ratified by all the shareholders of all Portfolios of the Trust voting together in the aggregate as follows:

          Votes For            Votes Against  Abstained

                6,630,851,779    11,428,600    33,879,628

(3)(a) The proposed amendments to the fundamental investment policy on commodities were approved by each of the Portfolios listed below (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained

U.S. Government Securities        2,450,071       628,079            0
Short-Intermediate Bond           7,031,029        37,171      106,191
Intermediate Bond                 1,492,716             0            0
U.S. Treasury Index                 772,380        74,371          476
Bond                             30,851,467       123,751          442
International Bond                1,378,076             0            0
Balanced                          3,027,462         2,941            0
Equity Index                     30,959,495       901,759    4,845,479
Diversified Growth                9,949,425       165,317            0
Focused Growth                    9,719,535        96,212            0
Small Company Index              11,010,989        39,169        9,721
International Equity Index        3,656,815             0            0
International Growth             10,868,820           458        4,778

(3)(b) The proposed amendments to the fundamental investment policies on borrowing and lending were approved by each of the Portfolios listed below
 (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained
U.S. Government Securities        2,433,528       644,622            0
Short-Intermediate Bond           6,854,006       214,194      106,191
Intermediate Bond                 1,492,716             0            0
U.S. Treasury Index                 846,751             0          476
Bond                             29,677,823     1,297,395          442
International Bond                1,378,076             0            0
Balanced                          3,030,403             0            0
Equity Index                     30,118,696     1,742,558    4,845,479
Diversified Growth               10,113,914           828            0
Focused Growth                    9,738,542        77,206            0
Mid Cap Growth                      559,986             0            0
Small Company Index              11,028,987        21,172        9,721
Small Company Growth                569,776             0            0
International Equity Index        3,656,815             0            0
International Growth             10,869,278             0        4,778

(3)(c) The proposed elimination of the fundamental investment policy on mortgaging was approved by each of the Portfolios listed below
 (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained
U.S. Government Securities        2,465,330       612,820            0
Short-Intermediate Bond           6,918,799       149,401      106,191
Intermediate Bond                 1,492,716             0            0
U.S. Treasury Index                 846,751             0          476
Bond                             29,919,784     1,055,434          442
International Bond                1,378,076             0            0
Balanced                          3,030,403             0            0
Equity Index                     30,119,895     1,741,359    4,845,479
Diversified Growth               10,113,914           828            0
Focused Growth                    9,815,748             0            0
Small Company Index              11,046,997         3,162        9,721
Small Company Growth                569,776             0            0
International Equity Index        3,656,815             0            0
International Growth             10,869,278             0        4,778


(3)(d) The proposed elimination of the fundamental investment policy on puts and calls was approved by each of the Portfolios listed below (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained
U.S. Government Securities        2,465,330       612,820            0
Short-Intermediate Bond           7,066,160         2,040      106,191
Intermediate Bond                 1,492,716             0            0
U.S. Treasury Index                 846,751             0          476
Bond                             29,926,932     1,048,286          442
International Bond                1,378,076             0            0
Balanced                          3,030,403             0            0
Equity Index                     30,377,361     1,483,893    4,845,479
Diversified Growth               10,113,914           828            0
Focused Growth                    9,815,748             0            0
Small Company Index              11,050,159             0        9,721
International Equity Index        3,656,815             0            0
International Growth             10,869,278             0        4,778